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                                                                    Exhibit 23.3

                        Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 16, 2001, with respect to the consolidated financial statements of Florida Select Insurance Holdings Inc. included in the Registration Statement (Form S-3) and the related prospectus of Vesta Insurance Group, Inc. for the registration of 8,625,000 shares of its common stock.


                                         /s/  Ernst & Young LLP


Tampa, Florida
May 22, 2001